KEITH K. ZHEN, CPA

CERTIFIED PUBLIC ACCOUNTANT

2070 WEST 6TH STREET • BROOKLYN, NY 11223 • TEL (347) 408-0693 • FAX (347) 602-4686 • EMAIL KEITHZHEN@KEITHZHENCPA.COM

May 14, 2008

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

I have read Item 4.01(a) of Form 8-K dated May 8, 2008 of Universal Fog, Inc., and agree with the statements contained therein except the Company did not deliver notification of the dismissal to me until May 12, 2008.

I have no basis to agree or disagree with the statement of the Registrant contained in Item 4.01 (b).

Sincerely,

Keith K. Zhen, CPA

Keith K. Zhen, CPA
Brooklyn, NY